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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                December 3, 2001


                           Rhythms NetConnections Inc.
               (Exact name of Registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


            000-25685                                  33-0747515
     (Commission File Number)             (IRS Employee Identification No.)


     9100 East Mineral Circle, Englewood, Colorado                  80112
        (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code      (303) 876-6500


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL

     On August 1, 2001, Rhythms NetConnections Inc. ("RHYTHMS"), Rhythms
Leasing Inc. ("LEASING"), Rhythms Links Inc. ("LINKS"), Rhythms Links Inc. - Virginia ("LINKS VIRGINIA") and RCanada Inc. ("RCANADA") (Rhythms, Leasing, Links, Links Virginia and RCanada are collectively referred to herein as the "COMPANIES") commenced voluntary cases (the "CASES") under Chapter 11 of Title 11 of the U.S. Code (the "BANKRUPTCY CODE") in the U.S. Bankruptcy Court for the Southern District of New York (the "COURT").

     At the sale order hearing held on September 25, 2001 (the "SALE ORDER HEARING"), the Court entered orders approving, among other things, (1) the sale (the "SALE") of certain assets (the "ASSETS") of Rhythms, Leasing, Links and Links Virginia (the "Sellers") to MCI WorldCom Network Services, Inc. ("WORLDCOM"), effective as of September 24, 2001 (the "EFFECTIVE DATE"), and (2) up to a $32 million debtor-in-possession financing from WorldCom to the Sellers (the "DIP LOAN"), the proceeds of which were to be used by the Sellers to fund the operation of the Assets, certain other liabilities and certain other operating expenses associated therewith (together, the "BUSINESS") from the Effective Date until the earlier of the date of the closing of the transactions contemplated in the Purchase Agreement (the "CLOSING") or December 31, 2001 Agreement (the "CLOSING DATE").

     The terms and conditions of the Sale are set forth in that certain Asset Purchase Agreement, dated as of September 24, 2001, by and among the Sellers and WorldCom, as buyer (the "PURCHASE AGREEMENT"). The terms and conditions of the DIP Loan are set forth in that certain Credit and Security Agreement, dated as of September 24, 2001, by and among the Sellers, as borrowers, and WorldCom, as lender (the "LOAN AGREEMENT"). The principal terms of the Sale are summarized in that certain Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 10, 2001.

     The Sale closed on December 3, 2001. By closing the Sale approximately one month early, WorldCom reduced its DIP Loan obligation, thereby reducing the aggregate purchase price to approximately $28 million, rather than the $40 million estimated as of September 25, 2001.

     In connection with the Closing, approximately 5 employees are remaining with the Companies to wind up the Companies' operations, dispose of their remaining assets, resolve claims by the Companies against third parties and claims by third parties against the Companies and then liquidate and dissolve the Company.

     At the Closing, WorldCom assumed Rhythms' sublease of its headquarters office in Englewood, Colorado. Following the Closing, Rhythms has agreed to sublease a small amount of space from WorldCom at this facility and has entered into a Transition Services Agreement with WorldCom whereby WorldCom will agree to provide certain services and personnel to Rhythms through June 30, 2002, for a nominal monthly fee, plus the payment to WorldCom of certain shared personnel costs.
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Item 5. OTHER EVENTS.

     Effective December 15, 2001:

     1. The Board of Directors of Rhythms (the "BOARD") terminated, without cause, the employment of (a) Mr. Steve Stringer, the President, Chief Operating Officer and Acting Chief Executive Officer of Rhythms, and (b) Mr. J.W. Braukman, the Executive Vice President and Chief Financial Officer of Rhythms.

     2. The Board appointed the following officers of Rhythms to the following new positions with Rhythms:

          a. Mr. Brian Farley (formerly Vice President and Deputy General Counsel) - President and Chief Executive Officer ("CEO");

          b. Ms. Susan Richart (formerly Vice President, Controller and Assistant Secretary) - Executive Vice President, Chief Operating Officer ("COO") and Secretary; and

          c. Mr. Jeff Eikelberner (formerly Vice President, Finance) - Executive Vice President and Chief Financial Officer ("CFO") and Assistant Secretary.

     3.   The Board appointed Mr. Farley a director of Rhythms.

     4. The three independent members of the Board (being all of the directors, other than Mr. Farley) tendered their resignations from the Board.

     5. Mr. Farley, acting in his capacity as the President and CEO of Rhythms, voted Rhythms' shares of each of the Subsidiaries in favor of (a) the removal of Mr. Braukman as the sole director of Links, Links Virginia, Leasing and Rhythms Canada, Inc. (the "SUBSIDIARIES"), and (b) the appointment of himself as the sole director of each of the Subsidiaries.

     6. Mr. Farley, acting in his capacity as the sole director of each of the Subsidiaries, (a) removed all of the existing officers of each of the Subsidiaries and (b) appointed the following persons to the following executive officer positions with each of the Subsidiaries:

          a.   Mr. Brian Farley - President and Chief Executive Officer ("CEO");

          b. Ms. Susan Richart - Executive Vice President, Chief Operating Officer ("COO") and Secretary;

          c. Mr. Jeff Eikelberner - Executive Vice President and Chief Financial Officer ("CFO") and Assistant Secretary.

     Subject to obtaining Court approval (which Rhythms is currently seeking), the executive officers of Rhythms will be executing executive employment agreements, and the other employees of Rhythms will be executing employment agreements with Rhythms, that provide for the payment to each of such officers and employees base salary (in accordance with Rhythms' standard and customary payroll practices), a retention bonus (in accordance with Rhythms' 2002
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Retention Plan), employee benefits (including paid time off), reimbursement of business expenses and severance (pursuant to Rhythms' existing severance policy).

     The terms of such agreements will begin on December 27, 2001, and will end on the earlier to occur of (1) the date of the executive's/employee's termination for the reasons set forth in his or her agreement, (2) the termination of the executive/employee by Rhythms or (3) June 30, 2001. The total base salary costs for five executives/employees for the six month period is $380,000, and Rhythms is seeking Court authority that would allow it to hire additional full-time employees necessary to effectuate the orderly wind-down of Rhythms, at a cost to Rhythms of no more than $100,000. Under Rhythms' existing severance policy, the executives are entitled to three months severance and the employees are entitled to between four and six weeks severance. The 2002 Retention Plan provides that Rhythms will pay retention bonuses ("BONUSES") to the executives/employees, in an amount equal to 50% of their annual base salary, in two installments - 25% of the Bonus on January 1, 2002, and the remaining 75% of the Bonus on June 30, 2002. In addition, the executive employment agreements require Rhythms to indemnify the executives to the fullest extent (a) not prohibited by the Delaware General Corporation Law and (b) permitted under the Debtors' bylaws as if the executives were an executive officer and/or director. The indemnification benefits set forth in the executive employment agreements extend to any and all claims relating to, in connection with, or arising from, out of or under the Colorado Wage Act, Colo. Rev. Stat,. ss. 8-4-104 (1996), ET. SEQ.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  EXHIBITS:

          EXHIBIT
          NUMBER    DESCRIPTION:
          -------   -----------

             2.1    Asset Purchase Agreement by and between Rhythms
                    NetConnections Inc., Rhythms Links Inc., Rhythms Links Inc.
                    - Virginia and Rhythms Leasing Inc., as Sellers, and MCI
                    WorldCom Network Solutions Inc., as Buyer, dated as of
                    September 24, 2001.

             2.2    Credit and Security Agreement by and between Rhythms
                    NetConnections Inc., Rhythms Links Inc., Rhythms Links Inc.
                    - Virginia and Rhythms Leasing Inc., as Borrowers, and MCI
                    WorldCom Network Solutions Inc., as Lender, dated as of
                    September 24, 2001.

             2.3    Transition Services Agreement by and between Rhythms
                    NetConnections Inc. and MCI WorldCom Network Solutions Inc., dated as of December 3, 2001.

             99.1 Form of Executive Employment Agreement, with the form of the 2002 Retention Plan attached thereto.

             99.2   Form of Employment Agreement, with the form of the 2002
                    Retention Plan attached thereto.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Rhythms NetConnections Inc.
                                        (Registrant)



Date: December 18, 2001                 /s/ Jeff Eikelberner
                                        ------------------------------
                                        By:    Jeff Eikelberner
                                        Title: Chief Financial Officer